As filed with the Securities and Exchange Commission on May 20, 1997

                                       Registration No. 333-_____

                             FORM S-8

      Registration Statement under the Securities Act of 1933

                  --------------------------------


                   CHESAPEAKE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)

             Oklahoma                           73-1395733
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

     6100 North Western Avenue
      Oklahoma City, Oklahoma                     73118
(Address of Principal Executive Offices)         (Zip Code)

                   ---------------------------------

                   CHESAPEAKE ENERGY CORPORATION
                      1996 STOCK OPTION PLAN
                     (Full title of the plan)

     Aubrey K. McClendon                        Copies to:
     Chairman of the Board and
      Chief Executive Officer             W. Chris Coleman, Esq.
   Chesapeake Energy Corporation               McAfee & Taft
     6100 North Western Avenue          A Professional Corporation
   Oklahoma City, Oklahoma 73118                Tenth Floor
    (Name and address of agent             Two Leadership Square
           for service)                Oklahoma City, Oklahoma 73102

                           405/848-8000
   (Telephone number, including area code, of agent for service)

                  --------------------------------
                   Calculation of Registration Fee
-------------------------------------------------------------------------------

                           Proposed maximum   Proposed maximum
Title of        Amount         offering           aggregate     Amount of
securities to   to be         price per           offering     registration
be registered  registered       unit                price          fee
-------------------------------------------------------------------------------

Common Stock,  6,000,000      $15.75**          $94,500,000**       $28,636**
$.01 par       shares*
value
-------------------------------------------------------------------------------

* Such indeterminable, additional amount of common stock, par value $.01 per share, is hereby registered as may be required by reason of the anti-dilution provisions of the Chesapeake Energy Corporation 1996 Stock Option Plan.

** Calculated pursuant to Rule 457(h) of the Securities Act of 1933, based on the average of the high and low prices of Chesapeake Energy Corporation common stock as reported on the New York Stock Exchange on May 16, 1997.

                              PART II

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Chesapeake Energy Corporation (the "Registrant") incorporates herein by reference the following documents filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 filed with the Commission on September 30, 1996, and as amended on October 28, 1996;

          (b) The Registrant's Prospectus filed as part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-24995) as filed with the Commission on April 11, 1997;

          (c)  All  other  reports  filed  by  the  Registrant  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (d) The description of the Registrant's common stock contained in its Registration Statement on Form 8-B declared effective on December 12, 1996.

          All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the shares of the Registrant's common stock covered by this Registration Statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 1031 of the Oklahoma General Corporation Act, under which the Registrant is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation and Article VI of the Bylaws of the Registrant also provide for indemnification of directors and officers under certain circumstances. These provisions, together with the Registrant's indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, the Registrant maintains insurance which insures its directors and officers against certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

 4.1 Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form 8-B declared effective on December 12, 1996.

 4.2      Bylaws of  the  Registrant.   Incorporated herein by reference to
          Exhibit 3.2 to Registrant's Registration Statement on Form 8-B declared effective on December 12, 1996.

5         Opinion of McAfee & Taft A Professional Corporation

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Price Waterhouse LLP

23.3      Consent of McAfee & Taft A Professional Corporation
          (included in Exhibit 5)

99        Chesapeake Energy Corporation 1996 Stock Option Plan.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 20, 1997.

                              CHESAPEAKE ENERGY CORPORATION



                              AUBREY K. MCCLENDON
                              Aubrey  K. McClendon, Chairman of the Board
                                and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 20, 1997.



AUBREY K. MCCLENDON                TOM L. WARD
Aubrey  K. McClendon,  Chairman    Tom L. Ward, President, Chief
of the Board,  Chief  Executive    Operating Officer and Director
Officer   (Principal  Executive    (Principal Operating Officer)
Officer) and Director



MARCUS C. ROWLAND                  RONALD A. LEFAIVE
Marcus    C.   Rowland,    Vice    Ronald A. Lefaive, Controller
President -  Finance  and Chief    and Chief Accounting Officer
Financial   Officer  (Principal    (Principal Accounting Officer)
Financial Officer)


E. F. HEIZER, JR.                  BREENE M. KERR
E. F. Heizer, Jr., Director        Breene M. Kerr, Director


SHANNON SELF                       FREDERICK B. WHITTEMORE
Shannon Self, Director             Frederick B. Whittemore,
                                   Director

WALTER C. WILSON
Walter C. Wilson, Director

                         INDEX TO EXHIBITS

Exhibit
Number    Brief Description                     Method of Filing
-------   --------------------------------      -------------------------

  5       Opinion of McAfee & Taft              Filed herewith electronically
          A Professional Corporation

23.1      Consent of Coopers & Lybrand L.L.P.   Filed herewith electronically

23.2      Consent of Price Waterhouse LLP       Filed herewith electronically

99        Chesapeake Energy Corporation
          1996 Stock Option Plan                Filed herewith electronically